Exhibit 4.03

                       NONQUALIFIED STOCK OPTION CONTRACT

                  THIS NONQUALIFIED STOCK OPTION CONTRACT entered into as of January 2, 2005 (the "Contract") between Silverstar Holdings, Ltd., a Bermuda corporation (the "Company"), and Clive Kabatznik ("Optionee").

1. The Company, subject to the terms and conditions set forth herein, hereby grants to the Optionee an option to purchase an aggregate of 450,000 shares of common stock, par value $0.01, of the Company (the "Common Stock") at an exercise price of $2.00 per share (the "Exercise Price"). This option is not intended to constitute an incentive stock option within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

2. The term of this option shall expire on December 31, 2009, subject to earlier termination as provided herein. This option shall vest and become exercisable immediately upon the date hereof, subject to any other restrictions on exercise as set forth in this Contract.

3. Upon the termination of the Optionee's employment with the Company (or its parent or subsidiaries) for any reason other than his death or Disability (as defined in Paragraph 5), the Optionee may exercise such option, to the extent exercisable on the date of such termination, at any time within three months after the date of termination, but not thereafter and in no event after the date this option would otherwise have expired; provided, however, that if the Optionee's employment shall be terminated either (a) for cause, or (b) without the consent of the Company, this option shall terminate immediately.

4. If the Optionee dies (a) while he is employed by the Company, its Parent or any of its Subsidiaries, (b) within three months after the termination of his employment (unless such termination was for cause or without the consent of the Company) or (c) within one year following the termination of his employment by reason of Disability, this option may be exercised, to the extent exercisable on the date of the Optionee's death, by his executor, administrator or other person at the time entitled by law to his rights under this option, at any time within one year after death, but not thereafter and in no event after the date this option would otherwise have expired.

5. If the Optionee's employment terminates by reason of Disability, the Optionee may exercise this option, to the extent exercisable upon the effective date of such termination, at any time within one year after such date, but not thereafter and in no event after the date this option would otherwise have expired. The term "Disability" shall mean a permanent and total disability within the meaning of Section 22(e)(3) of the Code.

6. This option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its then principal office, stating that the Optionee is exercising this option, (a) specifying the number of shares being purchased and accompanied by payment in full of the aggregate purchase price therefor (i) in cash or by certified check, (ii) with previously acquired shares of Common Stock having an aggregate Fair Market Value (as defined below) on the date of exercise equal to the Exercise Price of all options being exercised, or (iii) a combination of the foregoing or (b) by delivery of Common Stock issuable upon exercise of the options in accordance with Paragraph 8 below. Notwithstanding the foregoing, the purchase price may be paid by delivery by the Optionee of a properly executed notice, together with a copy of his irrevocable instructions to a broker acceptable to the Company's Board of Directors (the "Board") to deliver promptly to the ----- Company the amount of sale or loan proceeds sufficient to pay such purchase price.

7. Fair Market Value of a share of Common Stock as of a particular date (the "Determination Date") shall mean:

                  (a) If the Company's Common Stock is traded on an exchange or is quoted on the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ"), National Market System, the

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         NASDAQ SmallCap  Market or the American Stock  Exchange,  LLC, then the closing or last sale price, respectively, reported for the last business day immediately preceding the Determination Date;

                  (b) If the Company's Common Stock is not traded on an exchange or on the NASDAQ National Market System, the NASDAQ SmallCap Market or the American Stock Exchange, Inc., but is traded in the over-the-counter market, then the average of the closing bid and ask prices reported for the last business day immediately preceding the Determination Date;

                  (c) Except as provided in clause (d) below, if the Company's Common Stock is not publicly traded, then as the Optionee and the Company agree, or in the absence of such an agreement, by arbitration in accordance with the rules then standing of the American Arbitration Association, before a single arbitrator to be chosen from a panel of persons qualified by education and training to pass on the matter to be decided; or

8. If the Fair Market Value of one share of Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this option for cash, the holder may elect to receive shares equal to the value (as determined below) of this option (or the portion thereof being exercised) by surrender of this option at the principal office of the Company in which event the Company shall issue to the Optionee a number of shares of Common Stock computed using the following formula:

                  X=       Y (A-B)

                                A

         Where    X =      the number of shares of Common Stock to be issued to
                           the Optionee

                  Y = the number of shares of Common Stock purchasable under the option or, if only a portion of the option is being exercised, the portion of the option being exercised (at the date of such calculation)

                  A = the Fair Market Value of one share of the Company's Common Stock (at the date of such calculation)

                  B  =     Exercise Price (as adjusted to the date of such
                           calculation).

9. The Company may withhold cash and/or shares of Common Stock to be issued to the Optionee in the amount that the Company determines is necessary to satisfy its obligation to withhold taxes or other amounts incurred by reason of the grant or exercise of this option or the disposition of the underlying shares of Common Stock. Alternatively, the Company may require the Optionee to pay the Company such amount in cash promptly upon demand.

10. This option and the exercisability thereof shall be subject to compliance with applicable securities laws. The Optionee hereby represents and warrants to the Company that, unless a registration statement under the Securities Act of 1933, as amended ("Securities Act") is effective and current at the time of exercise of this option, the shares of Common Stock to be issued upon the exercise of this option will be acquired by the Optionee for his or her own account, for investment only and not with a view to the resale or distribution thereof. Any subsequent resale or distribution of shares of Common Stock by the Optionee shall be made only pursuant to (x) a registration statement under the Securities Act which is effective and current with respect to the sale of shares of Common Stock being sold, or (y) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption, the Optionee shall, prior to any offer of sale or sale of such shares of Common Stock, provide the Company (unless waived by the Company) with a favorable written opinion of counsel, in form and substance satisfactory to the Company, as to the applicability of such exemption to the proposed sale or distribution. Such representations and warranties shall also be deemed to be made by the Optionee upon each exercise of this option. Nothing herein shall be construed as requiring the Company to register the shares subject to this option under the Securities Act.

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11.      Notwithstanding  anything  herein to the  contrary,  if at any time the
         Board  shall  determine,  in  its  discretion,   that  the  listing  or
         qualification of the shares of Common Stock subject to this option on any securities exchange or under any applicable law, or the consent or approval of any governmental agency or regulatory body, is necessary or desirable as a condition to, or in connection with, the granting of an option or the issue of shares of Common Stock hereunder, this option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board.

12. The Company may affix appropriate legends upon the certificates for shares of Common Stock issued upon exercise of this option and may issue such "stop transfer" instructions to its transfer agent in respect of such shares as it determines, in its discretion, to be necessary or appropriate to (a) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act, or (b) implement the provisions of this Contract or any other agreement between the Company and the Optionee with respect to such shares of Common Stock. This option and the shares of Common Stock subject thereto shall be subject to such restrictions, including any lockup required by the Company's underwriters, as the Board may determine in its discretion.

13. Nothing herein shall confer upon the Optionee any right to continue in the employ of the Company, any Parent or any of its Subsidiaries, or interfere in any way with any right of the Company, any Parent or its Subsidiaries to terminate such employment at any time for any reason whatsoever without liability to the Company, any Parent or any of its Subsidiaries.

14. In the event of any change in the outstanding Common Stock by reason of a stock dividend, recapitalization, merger or consolidation in which the Company is the surviving corporation, split-up, spin-off, combination or exchange of shares or the like, the aggregate number and kind of shares subject to this option and the Exercise Price thereof shall be appropriately adjusted by the Board, whose determination shall be conclusive.

15. The Optionee (by his or her acceptance of this option) represents and agrees that he or she will comply with all applicable laws relating to the grant and exercise of this option and the disposition of the shares of Common Stock acquired upon exercise of this option, including, without limitation, federal and state securities and "blue sky" laws.

16. This option is not transferable by the Optionee otherwise than by will or the laws of descent and distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee or the Optionee's legal representatives.

17. This Contract shall be binding upon and inure to the benefit of any successor or assign of the Company and to any heir, distributee, executor, administrator or legal representative entitled to the Optionee's rights hereunder.

18. This Contract shall be governed by, and construed and enforced in accordance with, the laws of New York, without regard to the conflicts of law rules thereof.

19. The invalidity, illegality or unenforceability of any provision herein shall not affect the validity, legality or enforceability of any other provision.

20. The Company makes no representations and offers no advice regarding the tax consequences relating to the grant or exercise of this option.

21. This Contract may be executed in two counterpart copies of the entire document or of the signature pages hereto, each of which may be executed by either of the parties hereto, but both of which, when taken together, shall constitute a single agreement binding upon both of the parties hereto.

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                  IN WITNESS  WHEREOF,  the parties  hereto have  executed  this
Contract as of the day and year first above written.

                                  SILVERSTAR HOLDINGS, LTD.


                                  By:
                                      ------------------------------------------
                                      Name:
                                      Title:

                                 -----------------------------------------------
                                 Clive Kabatznik


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